UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2020

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 25, 2020, the Securities and Exchange Commission (the “SEC”) issued an order (Release No. 34-88465) (the “SEC Order”) granting exemptions from specified provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and certain rules thereunder. The SEC Order provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the coronavirus (“COVID-19”) pandemic. The SEC Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

As a result of the COVID-19 pandemic, LeMaitre Vascular, Inc. (“we” or the “Company”) has taken steps to reduce the number of personnel physically present at our corporate headquarters and management attention has been focused on modification of manufacturing operations to permit social distancing, the health and safety of the Company’s employees, cost-cutting measures (including a reduction in force and salary reductions) and cash conservation efforts. Management’s focus on these activities and measures has, in turn, delayed the Company’s ability to prepare its proxy statement for its 2020 Annual Meeting of Stockholders. As a result and in reliance on the SEC Order as well as Compliance and Disclosure Interpretation 104.18, dated April 6, 2020, we will file the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, including the material that is to be incorporated into Part III of our Annual Report on Form 10-K, within 45 days after the April 29, 2020 date when this information would have otherwise been due (or an amendment to our Annual Report on Form 10-K to include such Part III information within such 45 day period). The Company timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 on March 12, 2020.

Below is a description of certain risks regarding the impact of the COVID-19 pandemic on our business and results of operations.

The COVID-19 global pandemic outbreak has begun to cause disruptions in our business that are expected to continue for an indefinite period of time.

We, like many companies around the world, have begun experiencing negative effects on our revenues and operations as a result of the COVID-19 global pandemic. The significant geographic spread of the pandemic has adversely affected the global economy and has begun to manifest in reduced demand for our products, many of which are used in elective procedures.

Since March 31, 2020, our revenues have continued to be lower than in recent periods. We currently expect the impact on our revenues to continue for the rest of this year, but it is difficult to estimate by how much, due to the uncertainty of the duration and severity of the pandemic. In addition, a recession resulting from the spread of COVID-19 could materially affect our revenues, our business and the value of our common stock.

In addition to reduced revenues, we have experienced other adverse impacts to our business, including, but not limited to, the full or partial closure of many of our sales offices, significant restrictions on our employees’ ability to travel, prohibitions or limitations on our sales representatives’ access to customers, a reduction in our manufacturing capacity in order to allow more physical distance between employees to reduce the potential for spread of the disease, and delays in our clinical trial for XenoSure in China. While we expect the impacts of COVID-19 to have an adverse effect on our business, financial condition and results of operations, we are unable to predict the extent or nature of these impacts at this time.

Disclaimer on Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include risks and uncertainties included under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: April 28, 2020	By	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary